UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 11, 2005

PACIFIC SUNWEAR OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-21296 (Commission File Number)	95-3759463 (IRS Employer Identification No.)

3450 East Miraloma Avenue Anaheim, CA (Address of principal executive offices)		92806-2101 (Zip Code)
(714) 414-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On August 11, 2005, Pacific Sunwear of California, Inc. (NASDAQ:PSUN) (the “Company”) announced results for its second quarter and first half ended July 30, 2005. The full text of the press release is furnished as Exhibit 99.1 to this report.
Item 4.02(a) Non-Reliance on Financial Statements, Audit Report or Completed Interim Review
Based on the Company’s review of the matter and after discussion by Company management with the Audit Committee of the Board of Directors of the Company and with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the Company announced that it will correct its accounting for its PacBucks promotional program, which will result in a timing shift between its second and third quarters of fiscal 2004. There will be no impact on annual earnings for fiscal 2004.
In preparation of the Company’s back to school promotional programs, Company management reviewed its accounting policies for such programs and determined that its past accounting practices concerning PacBucks were not correct with respect to the second and third quarters in fiscal 2004. After discussion with management and Deloitte & Touche LLP, the Audit Committee of the Board of Directors of the Company determined on August 9, 2005 that the Company’s previously issued condensed consolidated financial statements contained in the Company’s Quarterly Reports on Forms 10-Q for the quarterly periods ended July 30, 2004 and October 30, 2004 would need to be corrected and that these financial statements should no longer be relied upon.
The Company has historically issued PacBucks at three separate times during the year (spring, back-to-school, and holiday). The issuance and redemption periods relating to PacBucks are typically contained within a given quarterly reporting period. As a result, the Company has historically recorded the full impact of actual PacBuck redemptions as a reduction to net sales in the quarter redeemed. The Company has determined that this accounting is correct for two of the three issuance periods. However, for the back to school quarter, PacBucks issued in the month of July (second quarter) are redeemed in August (third quarter). This results in a reduction in sales and net income for the second quarter of 2004 with a corresponding increase in net sales and income for the third quarter of 2004. There will be no impact on annual earnings in fiscal 2004.
The Company will file the corrections to its fiscal 2004 interim financial statements in its quarterly reports on Form 10-Q for the quarter ended July 30, 2005 and a contemporaneous Form 10-Q/A for the quarter ended October 30, 2004.
The Company’s press release, attached hereto as Exhibit 99.1, contains additional details concerning the PacBucks accounting corrections.

Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
99.1     Press Release issued by the Company on August 11, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2005	Pacific Sunwear of California, Inc.
/s/ SETH R. JOHNSON
Seth R. Johnson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by the Company on August 11, 2005